Exhibit 11.1

                  First Colonial Group, Inc. and Subsidiaries

                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                      Three Months Ended
                                                   March 31,      March 31,
                                                     1997           1996
                                                  ---------     ---------
Primary
  Earnings                                          $   704       $   615
                                                  ---------     ---------
  Shares *
    Weighted average number of common
     shares outstanding                           1,537,180     1,517,383
    Assuming exercise of option reduced
     by the number of shares which could
     have been purchased with the proceeds
     from exercise of such options                    4,689           646
                                                  ---------     ---------
    Weighted average number of common shares
     outstanding as adjusted                      1,541,869     1,518,029

  Primary earnings per common share                 $  0.46       $  0.41
                                                  =========     =========
Assuming full dilution
  Earnings                                          $   704       $   615

  Shares *
    Weighted average number of common
     shares outstanding                           1,537,180     1,517,383
    Assuming exercise of option reduced
     by the number of shares which could
     have been purchased with the proceeds
     from exercise of such options                    4,689           646
                                                  ---------     ---------
    Weighted average number of common shares
     outstanding as adjusted                      1,537,180     1,518,029

  Earnings per common share assuming full
   dilution                                         $  0.46       $  0.41
                                                  =========     =========



*  Restated per 5% Stock Dividend paid on June 19, 1996.